Exhibit 99.1

Mobiv Acquisition Corp Announces Pricing of $87 Million Initial Public Offering

NEWARK, DE, August 3, 2022 /PRNewswire/ — Mobiv Acquisition Corp (NASDAQ: MOBV, the “Company”) announced today that it priced its $87 million initial public offering of 8,700,000 units at $10.00 per unit. The units are expected to be listed on The NASDAQ Global Market (“NASDAQ”) and trade under the ticker symbol “MOBVU” beginning on August 4, 2022. Each unit consists of one share of Class A common stock and one redeemable warrant. Each warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “MOBV,” and “MOBVW,” respectively. The offering is expected to close on August 8, 2022, subject to customary closing conditions.

The underwriters have been granted a 45-day option to purchase up to an additional 1,305,000 units offered by the Company to cover over-allotments, if any.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book running manager in the offering.

Rimon, P.C. served as legal counsel to the Company. Loeb & Loeb LLP served as legal counsel to EF Hutton.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on August 3, 2022 on Form S-1 (File No. 333-265353). The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mobiv Acquisition Corp

Mobiv Acquisition Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company intends to focus its search for a target business in the electric vehicle (“EV”) and urban “smart” mobility industry that may include businesses adjacent thereto in the sustainable transportation and related ecosystem, which complement the Company’s management team’s backgrounds. The Company is led by its Chief Executive Officer, Peter Bilitsch.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Mobiv Acquisition Corp

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attn.: Mr. Peter Bilitsch

Chief Executive Officer

Email: peter.bilitsch@mobiv.ac

Tel.: +60 (17) 35 65 866

SOURCE: Mobiv Acquisition Corp